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Exhibit 99.1

SELECTED FINANCIAL DATA
OWENS-ILLINOIS GROUP, INC.

	Years ended December 31,			Nine months ended September 30,
	2003	2002	2001	2004	2003
	(Dollar amounts in millions)
Consolidated operating results(a):
Net sales	$4,975.6	$4,621.2	$4,343.7	$4,402.7	$3,711.5
Other revenue(b)	90.2	110.0	599.2	82.2	64.7

	5,065.8	4,731.2	4,942.9	4,484.9	3,776.2
Costs and expenses:
Manufacturing, shipping, and delivery	3,967.9	3,572.9	3,359.3	3,543.3	2,942.8
Research, engineering, selling, administrative, and other(c)	656.1	373.6	572.4	321.9	393.1
Interest expense(d)	429.8	372.2	360.3	324.4	324.9

Earnings from continuing operations before items below	12.0	412.5	650.9	295.3	115.4
Provision for income taxes(e)	23.8	116.4	266.4	82.7	36.7
Minority share owners' interests in earnings of subsidiaries	25.8	25.5	19.5	22.2	16.7

Earnings (loss) from continuing operations before cumulative effect of accounting change	(37.6)	270.6	365.0	190.4	62.0
Net earnings (loss) of discontinued operations	(660.7)	38.0	(8.4)	9.6	18.3
Cumulative effect of accounting change(f)		(460.0)

Net earnings (loss)	$(698.3)	$(151.4)	$356.6	$200.0	$80.3

Other data:
Cash provided by continuing operating activities	$497.4	$628.2	$478.0	$532.0	$283.1
EBITDA(b)(c)(g)(h)	834.7	1,136.8	1,399.4	946.3	727.3
Additions to property, plant and equipment—continuing operations	344.4	395.8	424.2	268.5	242.5
Ratio of earnings to fixed charges(i)	1.0x	2.1x	2.8x	1.9x	1.4x
The following are included in earnings (loss) from continuing operations before cumulative effect of accounting change:
Depreciation	$391.9	$353.4	$335.9	$319.2	$289.4
Amortization of goodwill(f)			55.9
Amortization of intangibles	21.4	21.5	21.8	17.6	14.9
Amortization of deferred finance fees (included in interest expense)	14.4	16.1	15.0	10.2	10.3

Balance sheet data (at end of period):
Working capital (current assets less current liabilities)	$872	$717	$899	$644	$926
Total assets	9,464	9,789	9,993	11,334	10,174
Total debt	5,426	5,346	5,401	6,587	5,502
Share owner's equity	1,522	2,022	2,322	1,624	2,177

(a)
Amounts related to the Plastics Sale have been reclassified to discontinued operations as a result of the October 2004 sale of that business. Amounts for the nine months ended September 30, 2004, include the results of BSN from the date of its acquisition on June 21, 2004.

(b)
Amount for 2004 includes a gain of $20.6 million ($14.5 million after tax) for the sale of certain real property.

  Amount for 2001 includes: (1) a gain of $457.3 million ($284.4 million after tax) related to the sale of the Harbor Capital Advisors business and (2) gains totaling $13.1 million ($12.0 million after tax) related to the sale of the label business and the sale of a minerals business in Australia.

(c)
Amount for 2003 includes charges totaling $244.2 million ($198.0 million after tax) and amount for the nine months ended September 30, 2003, includes charges totaling $103.3 million ($78.6 million after tax). Amounts for the year ended December 31, 2003 and the nine months ended September 30, 2003, include charges for the following: (1) $37.4 million (pretax and after tax) for the loss on the sale of long-term notes receivable; (2) $37.4 million ($23.4 million after tax) for the estimated loss on the sale of certain closures assets; and (3) $28.5 million ($17.8 million after tax) for the permanent closure of the Hayward, California glass container factory. In addition, the amount for the year ended December 31, 2003, includes fourth quarter charges for the following: (1) $50.0 million (pretax and after tax) write-down of an equity investment in a soda ash mining operation; (2) $43.0 million ($30.1 million after tax) for the write-down of Plastics Packaging assets in the Asia Pacific region; (3) $23.9 million ($17.4 million after tax) for the shutdown of the Perth, Australia glass container factory; (4) $20.1 million ($19.5 million after tax) for the shutdown of the Milton, Ontario glass container factory; and (5) $3.9 million ($2.4 million after tax) for an additional loss on the sale of certain closures assets.

  Amount for 2001 includes: (1) charges of $66.1 million ($55.3 million after tax and minority share owners' interests) related to restructuring and impairment charges at certain of the Company's international glass operations, principally Venezuela and Puerto Rico, as well as certain other domestic and international operations; (2) a charge of $31.0 million (pretax and after tax) related to the loss on the sale of the Company's facilities in India; (3) charges of $28.7 million ($18.0 million after tax) related to special employee benefit programs; and (4) a charge of $7.9 million ($4.9 million after tax) related to restructuring manufacturing capacity in the medical devices business.

(d)
Amounts for the year ended December 31, 2003, and the nine months ended September 30, 2003, include a charge of $13.2 million ($8.2 million after tax) for note repurchase premiums.

  Amount for 2001 includes a net interest charge of $4.0 million ($2.8 million after tax) related to interest on the resolution of the transfer of pension assets and liabilities for a previous acquisition and divestiture.

  Includes additional interest charges for the write off of unamortized deferred financing fees related to the early extinguishment of debt as follows: 2003—$1.3 million ($0.9 million after tax); 2002—$9.1 million ($5.7 million after tax); 2001—$4.7 million ($2.9 million after tax).

(e)
Amount for 2001 includes a $6.0 million charge to adjust tax liabilities in Italy as a result of a change in legislation.

(f)
On January 1, 2002, the Company adopted Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS No. 142"). As required by FAS No. 142, the Company changed its method of accounting for goodwill and discontinued amortization of goodwill effective January 1, 2002. Also, as required by FAS No. 142, the transitional goodwill impairment loss of $460.0 million is recognized as the cumulative effect of a change in method of accounting.

(g)
EBITDA consists of consolidated earnings before interest income, interest expense, provision for income taxes, minority share owners' interests in earnings of subsidiaries, net earnings of discontinued operations, cumulative effect of accounting change, depreciation and amortization. The Company presents EBITDA because it more closely resembles compliance measures contained in our secured credit agreement. However, other companies in the Company's industry may calculate EBITDA differently than the Company. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Company's operating performance or any other measures of performance derived in accordance with GAAP. See "Consolidated Financial Statements—Consolidated Cash Flows." The most directly comparable GAAP financial measure to EBITDA is net earnings. The following table presents a reconciliation of EBITDA to net earnings:

	Years ended December 31,			Nine months ended September 30,
	2003	2002	2001	2004	2003
	(Dollar amounts in millions)
Net earnings (loss)	$(698.3)	$(151.4)	$356.6	$200.0	$80.3
Add (deduct):
Cumulative effect of accounting change		460.0
Net earnings (loss) of discontinued operations	660.7	(38.0)	8.4	(9.6)	(18.3)
Minority share owners' interests in earnings of subsidiaries	25.8	25.5	19.5	22.2	16.7
Provision for income taxes	23.8	116.4	266.4	82.7	36.7
Interest expense	429.8	372.2	360.3	324.4	324.9
Interest income	(20.4)	(22.8)	(25.4)	(10.2)	(17.3)
Depreciation	391.9	353.4	335.9	319.2	289.4
Amortization of goodwill			55.9
Amortization of intangibles	21.4	21.5	21.8	17.6	14.9

EBITDA	$834.7	$1,136.8	$1,399.4	$946.3	$727.3

(h)
EBITDA of BSN for periods prior to the BSN Acquisition was as follows: year ended December 31, 2003—$215.2 million; year ended December 31, 2002—$182.4 million; year ended December 31, 2001—$86.2 million.

(i)
For purposes of these computations, earnings consist of earnings from continuing operations before income taxes, minority share owners' interests in earnings of subsidiaries, extraordinary items and cumulative effect of accounting change plus fixed charges. Fixed charges consist primarily of interest on indebtedness, including amortization of deferred finance fees, plus that portion of lease rental expense representative of the interest factor. Pretax earnings and fixed charges also include the proportional share of 50%-owned investees.

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  Exhibit 99.1